                                                                     EXHIBIT 1.2


                           AAMES CAPITAL CORPORATION

                       Mortgage Pass-Through Certificates

                               PRICING AGREEMENT


                               September 11, 1996

Lehman Brothers Inc.
  as Representative of the several Underwriters
  named in Schedule I-A-1 to the applicable Pricing Agreement
  c/o    Lehman Brothers Inc.
         3 World Financial Center
         200 Vesey Street
         New York, NY  10285

Greenwich Capital Markets, Inc.
  as Representative of the several Underwriters
  named in Schedule I-A-2 to the applicable Pricing Agreement
  c/o    Greenwich Capital Markets, Inc.
         600 Steamboat Road
         Greenwich, Connecticut  06830

Gentlemen:

         Aames Capital Corporation (the "Company") proposes, subject to the terms and conditions stated herein and the Underwriting Agreement, dated September 11, 1996 (the "Underwriting Agreement"), between the Company and Lehman Brothers Inc., underwriter and as Representative (in such capacity, the "Class A-1 Representative) of the several underwriters named in Schedule I-A-1 hereto, and Greenwich Capital Markets Limited, as underwriter and as Representative (in such capacity, the "Class A-2 Representative"; each of the Class A-1 Representative and the Class A-2 Representative, a "Representative" and together, the "Representatives") of the several underwriters named in
Schedule I-A-2 hereto (together with the Class A-1 Representative and the Class A-2 Representative, the "Underwriters"), to issue and sell to the Underwriters the series of mortgage pass-through certificates specified in Schedule II hereto (the "Certificates"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty with respect to the Prospectus in Section 1 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented with respect to the Certificates. Each reference to Representatives contained in the Underwriting Agreement shall be deemed to refer to the Representatives named herein. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Certificates in the form heretofore delivered to you is now proposed to be filed or, in the case of a supplement, mailed for filing with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to the Underwriters, and the Underwriters, severally and not jointly, agree to purchase from the Company, at the time and at the purchase price set forth in Schedule II hereto, the aggregate amount of each Class of Certificates set forth opposite the name of such Underwriter set forth in
Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between the Underwriters and the Company.

                                        Very truly yours,

                                        AAMES CAPITAL CORPORATION


                                        By: /s/ Mark E. Elbaum
                                            -----------------------------------
                                        Name:  Mark E. Elbaum
                                        Title:  Senior Vice President - Finance

CONFIRMED AND ACCEPTED,
as of the date first above written:

LEHMAN BROTHERS INC.


By: /s/ Martin P. Harding
    ---------------------------------
      Name:  Martin P. Harding
      Title:  Managing Director

    For itself and as Representative of the several
      Underwriters named in Schedule I-A-1 to the applicable Pricing Agreement

GREENWICH CAPITAL MARKETS, INC.


By: /s/ Michael S. McMahon
    ---------------------------------
      Name:  Michael S. McMahon
      Title:  Vice President

    For itself and as Representative of the several
      Underwriters named in Schedule I-A-2 to the applicable Pricing Agreement

                                 SCHEDULE I-A-1


                                                     Principal        Principal                              Principal
                               Principal Amount      Amount of        Amount of     Principal Amount         Amount of
                                 of Class A-1A      Class A-1B       Class A-1C       of Class A-1D          Class A-1E
             Underwriter         Certificates      Certificates     Certificates      Certificates          Certificates
             -----------         ------------      ------------     ------------      ------------          ------------
        Lehman Brothers        $20,760,000        $16,440,000      $ 5,235,000        $ 5,970,000           $ 4,095,000
        Inc.

        Greenwich Capital      $20,760,000        $16,440,000      $ 5,235,000        $ 5,970,000           $ 4,095,000
        Markets, Inc.

        Bear, Stearns & Co.    $13,840,000        $10,960,000      $ 3,490,000        $ 3,980,000           $ 2,730,000
        Inc.

        Prudential             $13,840,000        $10,960,000      $ 3,490,000        $ 3,980,000           $ 2,730,000
        Securities
        Incorporated

        Total                  $69,200,000        $54,800,000      $17,450,000        $19,990,000           $13,650,000





                                 Schedule I-A-1

                                 SCHEDULE I-A-2


                                                           Principal Amount of
               Underwriter                                Class A-2 Certificates
               -----------                                ----------------------
 Greenwich Capital Markets, Inc.                              $105,000,000

 Lehman Brothers Inc.                                         $105,000,000
 Bear, Stearns & Co. Inc.                                     $ 70,000,000

 Prudential Securities Incorporated                           $ 70,000,000
                                                              ------------


                                                 TOTAL:       $350,000,000





                                 Schedule I-A-2

                                  SCHEDULE II


Registration Statement No. 333-10185
  Basic Prospectus dated September 11, 1996
  Prospectus Supplement dated September 11, 1996


    Title of Certificates:                             Class A-1A
                                                       ----------

         Amount of Certificates:                       $69,200,000 (approximate)

         Pass-Through Rate:                            LIBOR as of September 13, 1996 for the initial Interest
                                                       Period; LIBOR plus 0.10% thereafter

         Purchase Price Percentage:                    100%

         Cut-off Date:                                 September 1, 1996

         Closing:                                      September 17, 1996

         Denominations:                                $1,000.00 and integral multiples of $1.00 in excess thereof.

    Title of Certificates:                             Class A-1B
                                                       ----------

         Amount of Certificates:                       $54,800,000 (approximate)

         Pass-Through Rate:                            99.984375%

         Purchase Price Percentage:                    7.22%       (plus accrued interest from Cut-off Date
                                                                   at applicable Pass-Through Rate)

         Cut-off Date:                                 September 1, 1996

         Closing:                                      September 17, 1996

         Denominations:                                $1,000.00 and integral multiples of $1.00 in excess thereof.

    Title of Certificates:                             Class A-1C
                                                       ----------

         Amount of Certificates:                       $17,450,00 (approximate)

         Pass-Through Rate:                             7.57%

         Purchase Price Percentage:                    99.984375%  (plus accrued interest from Cutoff Date
                                                                   at applicable Pass-Through Rate)

         Cut-off Date:                                 September 1, 1996

         Closing:                                      September 17, 1996

         Denominations:                                $1,000.00 and integral multiples of $1.00 in excess thereof.





                                 Schedule II-1

     Title of Certificates:                             Class A-1D
                                                        ----------

          Amount of Certificates:                       $19,900,000 (approximate)

          Pass-Through Rate:                            7.87%

          Purchase Price Percentage:                    99.953125%  (plus accrued interest from Cutoff Date
                                                                    at applicable Pass-Through Rate)

          Cut-off Date:                                 September 1, 1996

          Closing:                                      September 17, 1996

          Denominations:                                $1,000.00 and integral multiples of $1.00 in excess
                                                        thereof.

          Title of Certificates:                        Class A-1E
                                                        ----------

          Amount of Certificates:                       $13,650,000 (approximate)

          Pass-Through Rate:                            8.04%

          Purchase Price Percentage:                    99.984375%  (plus accrued interest from Cutoff Date
                                                        at applicable Pass-Through Rate)

          Cut-off Date:                                 September 1, 1996

          Closing:                                      September 17, 1996

          Denominations:                                $1,000.00 and integral multiples of $1.00 in excess
                                                        thereof.

     Title of Certificates:                             Class A-2
                                                        ---------

          Amount of Certificates:                       $350,000,000 (approximate)

          Initial Pass-Through Rate:                    LIBOR + .31% for each Interest Period on or prior to
                                                        the Call Date; LIBOR + .62% thereafter

          Purchase Price Percentage:                    100%

          Cut-off Date:                                 September 1, 1996

          Settlement Date                               September 17, 1996

          Closing:                                      September 17, 1996

          Denominations:                                $1,000.00 and integral multiples of $1.00 in excess
                                                        thereof.

Representative with respect to the Class A-1 Certificates:  Lehman Brothers Inc.

Representative with respect to the Class A-2 Certificates:  Greenwich Capital Markets, Inc.

Insurer:      Financial Security Assurance Inc.

Location of Settlement:   The offices of Andrews & Kurth L.L.P., 601 South
                          Figueroa Street, Los Angeles, California





                                 Schedule II-2